Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-198725 and No. 333-146378) and form S-3 (No. 333-232592 and No. 333-229367) of lululemon athletica inc. of our report dated March 26, 2020 relating to the consolidated financial statements, financial statement schedule, and on the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Chartered Professional Accountants
Vancouver, Canada
March 26, 2020